EXHIBIT 15(a)
                                                                   -------------


November 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 12, 2001 on our review of interim financial information of Insilco Holding Co. (the "Company') as of and for the period ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-3, Registration Nos. 333-63563 and 333-65039 and on Form S-8, Registration Nos. 333-61809 and 333-61811.

Very truly yours,




/s/ PricewaterhouseCoopers LLP
Columbus, Ohio